Exhibit 99.1


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                                                                   NEWS RELEASE
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                                                          FOR IMMEDIATE RELEASE
[GRAPHIC OMITTED]                                 CONTACT:  Natalie S. Hairston
                                                                 (281) 878-1000
                                                                ir@ENGlobal.com

                     ENGLOBAL REPORTS THIRD QUARTER RESULTS
                          Stabilizing Short Term Trends

HOUSTON, TX, November 9, 2009 - ENGlobal (NASDAQ: ENG), a leading provider of engineering and related project services, announced today its financial results for the third quarter ended September 30, 2009.

Third Quarter 2009 Highlights Compared to Third Quarter 2008:
-------------------------------------------------------------

     o    Breakeven earnings per diluted share, a decrease from $0.13
     o Revenue of $87.3 million, a decrease of 29%, with $7.6 million of the decrease due to a reduced level of pass-through procurement revenue
     o Consolidated gross profit margin as a percentage of revenue of 8.2%, a decrease from 11.1%
     o Continued strong liquidity, with positive cash flow from operations of $4.5 million and $18.5 million for the three and nine months ended September 30, 2009, respectively
     o 65% reduction of total long-term debt to $11.8 million from $34.0 million

ENGlobal reported a third quarter net loss of $69,000, or $0.00 earnings per diluted share, for the quarter ended September 30, 2009, a decrease from $0.13 earnings per diluted share for the quarter ended September 30, 2008. Third quarter 2009 revenue decreased to $87.3 million, 29% lower than the $123.2 million for the third quarter of fiscal year 2008. Of this decrease, $7.6 million, or 21% of the decrease, is attributable to lower pass-through procurement revenue in the Engineering segment, with the balance attributable to reduced demand for services. The following table illustrates the composition of the Company's revenue and results of operations for the three months ended September 30, 2009 and 2008, respectively:
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

                                           Quarter Ended                                   Quarter Ended
                                         September 30, 2009                              September 30, 2008
                      -------------------------------------------------    ----------------------------------------------
(Dollars in millions)
                                     % of         Gross       Operating                   % of       Gross      Operating
                        Total       Total         Profit      Profit        Total        Total       Profit      Profit
   Segment             Revenue     Revenue        Margin      Margin       Revenue      Revenue      Margin      Margin
   --------           --------     --------      -------      -------      -------      -------      ------      ------

 Engineering          $   32.0         36.7%         4.9%        (0.3)%   $   63.1        51.2%        14.0%       11.7%
Construction              28.5         32.6%         6.3%         4.6%        40.9        33.2%         6.7%        4.8%
  Automation              19.5         22.4%        14.1%         8.6%         7.9         6.4%         1.9%       (7.2)%
        Land               7.3          8.3%        14.5%         8.0%        11.3         9.2%        16.5%       10.6%
                      --------     --------     --------      -------      -------      -------      -------      ------
                      $   87.3        100.0%                               $  123.2       100.0%
                      ========     ========                                ========     =======

                                                              ~ more ~
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                                      654 N. Sam Houston Parkway E. o Suite 400 o Houston, Texas 77060
                                                           www.ENGlobal.com

ENGlobal Press Release
November 9, 2009
Page 2


The Company's consolidated gross profit margin as a percent of revenue decreased to 8.2% in the three months ended September 30, 2009 from 11.1% in the prior year period. The primary reasons for this decrease were: (1) a general reduction of project awards as many of our clients delayed or canceled scheduled domestic capital projects, (2) increased variable overhead costs, and (3) increased competition for available projects.

Management's Assessment:

Commenting on the results, ENGlobal's Chairman and Chief Executive Officer, William A. Coskey, P.E., said, "Our breakeven financial results demonstrate the reality of the current market and the stabilization of industry trends. ENGlobal continues to benefit from its sustainable, although lower margin, sources of revenue, while the majority of our higher margin and large capital work has declined significantly. In the last two quarters, these sustainable sources of revenue have produced sufficient margin to approximately offset our fixed overhead expenses. This has allowed ENGlobal to keep its core business intact, thus positioning ourselves for recovery once market conditions improve."

Mr. Coskey continued, "Recently, we have been encouraged by improving signs within the industry, such as upward trends in our bi-weekly billable hours and utilization percentages, and we continue to pursue opportunities that could prove significant for our business. In summary, the current business environment remains challenging, although prospects for new business seem to be improving. We would like to thank our stockholders for their patience during this period."

ENGlobal's employee count increased to approximately 2,300 for the quarter ended September 30, 2009 compared to 2,200 for the second quarter of 2009, but decreased from 2,900 in the third quarter 2008. The Company averaged 168,000 billable hours per two-week period during the third quarter 2009, a 29% decrease when compared to 238,000 billable hours in the same period in 2008. The third quarter 2009 average represents a 14% increase over 147,000 billable hours in the second quarter 2009. The Company's overall utilization percentage, inclusive of overhead personnel, was approximately 89% for the third quarter 2009, compared with approximately 92% for the comparable period in 2008. Since the end of the third quarter, billable hours and utilization rates have continued to trend upward.

Overall SG&A expenses decreased $0.5 million, or 6.3%, to $7.0 million for the three months ended September 30, 2009, from $7.5 million for the comparable prior-year period. The third quarter 2009 SG&A represents an increase of 3% compared to $6.8 million in the second quarter 2009. As a percentage of revenue, SG&A expense increased to 8.0% for the three months ended September 30, 2009, from 6.1% for the comparable prior year period.

Regarding the Company's collections performance on accounts receivable, balances continue to improve. Days sales outstanding decreased to 65 days at September 30, 2009, from 69 days at June 30, 2009, but increased from 64 days for the twelve-month period ended December 31, 2008 and 61 days for the three-month period ended September 30, 2008. Bad debt expense was approximately 0.5% and 0.0% of revenue for the quarters ended September 30, 2009 and 2008, respectively.

Long-term debt and capital leases, net of current portion, decreased 95.8%, or $22.9 million, from $23.9 million at December 31, 2008 to $1.0 million at September 30, 2009. As a percentage of stockholders' equity, long-term debt

ENGlobal Press Release
November 9, 2009
Page 3


decreased to 1.3% from 31.1% over this nine-month period due primarily to a $12.5 million payment on our line of credit, plus the reclassification of $10.0 million to a current liability. Cash on hand at September 30, 2009 totaled $0.4 million and availability under the credit facility totaled $39.4 million, resulting in cash and previously arranged borrowing capacity to meet additional liquidity needs of $39.8 million. At September 30, 2009, the amount outstanding on the Company's line of credit was $10.0 million compared to $30.1 million at September 30, 2008.

The Company will host a conference call to discuss its quarterly results today at 11:00 a.m. EST (10:00 a.m. CST). To participate in the conference call, please dial (877) 407-8031 (Domestic) or (201) 689-8031 (International) approximately 10 minutes before the scheduled start time and request the "ENGlobal Third Quarter 2009 Earnings Conference Call." If you are unable to join the call, a replay will be available approximately three hours after the conclusion of the call until Monday, November 23, 2009. The replay can be accessed by dialing (877) 660-6853 (Domestic) or (201) 612-7415 (International), Account #286, Conference ID #336230. The call will be webcast live at www.englobal.com in the Investor Relations section, and an audio archive will be available on the Company's website shortly after the call concludes.

The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2009 will be filed with the Securities and Exchange Commission on November 9, 2009 reflecting these results.

About ENGlobal
--------------
ENGlobal provides engineering, construction, automation, land and regulatory services principally to the energy sector throughout the United States and internationally. The Company has over 2,300 employees in 19 offices and occupies about 500,000 square feet of office and fabrication space. ENGlobal has been named one of the fastest growing engineering firms in the United States and Canada by ZweigWhite in each of the last six years. Further information about the Company and its businesses is available at www.ENGlobal.com.

Safe Harbor for Forward-Looking Statements
------------------------------------------
The statements above regarding the Company's expectations regarding third quarter financial results and certain other matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1) our ability to respond appropriately to the current worldwide economic situation and the resulting decrease in demand for our services and competitive pricing pressure; (2) our ability to achieve our business strategy while effectively managing costs and expenses; (3) our ability to collect accounts receivable in a timely manner; (4) our ability to accurately estimate costs and fees on fixed-price contracts; (5) the effect of changes in laws and regulations with which the Company must comply and the associated costs of compliance with such laws and regulations, either currently or in the future, as applicable; (6) the effect of changes in the price of oil; (7) the effect of changes in accounting policies and practices as may be adopted by regulatory agencies, as well as by the FASB; (8) the effect on our competitive position within our market area in view of, among other things, increasing consolidation currently taking place among our competitors; and (9) our ability to increase or replace our line of credit. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal's filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements set forth in the Company's most recent reports on Form 10-K and 10-Q, and other SEC filings. Also, the information contained in this press release is subject to the risk factors identified in the Company's most recent Form 10-K.

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                 -----------------------------------------------

                                   ~~ more ~~

ENGlobal Press Release
November 9, 2009
Page 4

                                                        FINANCIAL HIGHLIGHTS
                                                        --------------------
                                              (in thousands, except per basic data)

                                                                    Quarter Ended                Nine Months Ended
                                                                     September 30                   September 30
                                                               -------------------------       -------------------------
                                                                 2009            2008            2009            2008
                                                               ---------       ---------       ---------       ---------

Operating Revenue                                              $  87,271         123,167       $ 260,639         357,344
      Direct cost                                                 80,103         109,533         235,940         309,063
                                                               ---------       ---------       ---------       ---------
Gross Profit                                                       7,168          13,634          24,699          48,281

      Selling, general and administrative                          6,980           7,449          20,838          23,376
                                                               ---------       ---------       ---------       ---------
Operating Income                                                     188           6,185           3,861          24,905

Other Income (Expense):
      Other income                                                    31              49             182             134
      Interest income (expense), net                                (148)           (360)           (479)         (1,256)
                                                               ---------       ---------       ---------       ---------
Income before Provision for Income Taxes                              71           5,874           3,564          23,783

Provision for Income Taxes                                           140           2,379           1,570           9,583
                                                               ---------       ---------       ---------       ---------

Net Income                                                     $     (69)          3,495       $   1,994          14,200
                                                               =========       =========       =========       =========

Net Income Per Common Share:
      Basic                                                    $    0.00       $    0.13       $    0.07       $    0.52
      Diluted                                                  $    0.00       $    0.13       $    0.07       $    0.51

Weighted Average Shares Used in Computing Net
Income Per Share:

      Basic                                                       27,305          27,272          27,299          27,143
      Diluted                                                     27,305          27,956          27,573          27,704


   Selected Balance Sheet Information (in thousands):                                                    As of
                                                                                            -------------------------------
                                                                                            Sep. 30, 2009     Dec. 31, 2008
                                                                                            -------------     ------------

         Cash                                                                                  $     449           1,000
         Working capital                                                                          37,193       $  58,586
         Property and equipment, net                                                               6,566           5,744
         Total assets                                                                            123,477         152,705
         Long-term debt and leases, net of current portion                                         1,001          23,857
         Stockholders' equity                                                                     79,222          76,766

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